EXHIBIT 4.1
SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 18, 2010, among VHS Westlake Hospital, Inc., a Delaware corporation (“VHS-WL”); VHS West Suburban Medical Center, Inc., a Delaware corporation (“VHS-WS”); VHS Acquisition Subsidiary Number 4, Inc., a Delaware corporation (“VHS-4”); Midwest Pharmacies, Inc., an Illinois corporation (“MPI”; VHS-WL, WHS-WS; VHS-4 and MPI, collectively, referred to herein as the “New Guarantors”), each of the New Guarantors being a subsidiary of Vanguard Health Holding Company II, LLC, a Delaware limited liability company (“VHS Holdco II”); Vanguard Holding Company II, Inc., a Delaware corporation and a wholly owned subsidiary of VHS Holdco II (together with VHS Holdco II, the “Issuers”); Vanguard Health Holding Company I, LLC; Vanguard Health Systems, Inc.; and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of January 29. 2010 providing for the issuance of 8% Senior Notes due 2018 (the “Notes”);
WHEREAS, Section 4.13 of the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Defined Terms. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all existing Guarantors (if any), to provide an unconditional Guarantee on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3. No Recourse Against Others. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Issuers, any parent entity of the Issuers or any Subsidiary, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
6. GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
9. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: August 18, 2010

VHS WESTLAKE HOSPITAL, INC.
By:	/s/ James H. Spalding
	Name:	James H. Spalding
	Title:	Senior Vice President

VHS WEST SUBURBAN MEDICAL CENTER, INC.
By:	/s/ James H. Spalding
	Name:	James H. Spalding
	Title:	Senior Vice President

VHS ACQUISITION SUBSIDIARY NUMBER 4, INC.
By:	/s/ James H. Spalding
	Name:	James H. Spalding
	Title:	Senior Vice President

MIDWEST PHARMACIES, INC.
By:	/s/ James H. Spalding
	Name:	James H. Spalding
	Title:	Senior Vice President

VANGUARD HEALTH HOLDING COMPANY II, LLC
By:	/s/ James H. Spalding
	Name:	James H. Spalding
	Title:	Senior Vice President

VANGUARD HOLDING COMPANY II, INC.
By:	/s/ James H. Spalding
	Name:	James H. Spalding
	Title:	Senior Vice President

VANGUARD HEALTH HOLDING COMPANY I, LLC
By:	/s/ James H. Spalding
	Name:	James H. Spalding
	Title:	Senior Vice President

VANGUARD HEALTH SYSTEMS, INC.
By:	/s/ James H. Spalding
	Name:	James H. Spalding
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Joshua A. Hahn
Joshua A. Hahn
Authorized Signatory